UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                             RAVEN INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                                     [LOGO]
                                      RAVEN
                                   INDUSTRIES
                                   ----------



                             RAVEN INDUSTRIES, INC.

                               205 East 6th Street
                                  P.O. Box 5107
                      Sioux Falls, South Dakota 57117-5107

               --------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 23, 2001

               --------------------------------------------------

TO THE SHAREHOLDERS OF RAVEN INDUSTRIES, INC.

         PLEASE TAKE NOTICE that the Annual Meeting of Shareholders (the "Meeting") of Raven Industries, Inc. (the"Company") will be held, pursuant to due call by the Board of Directors of the Company, at the Ramkota Inn, Highway 38 and I-29, Sioux Falls, South Dakota, on Wednesday, May 23, 2001 at 9:00 a.m. (C.D.T.) or at any adjournments or postponements thereof, for the following purposes:

         1. To elect seven directors; and

         2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         Pursuant to due action of the Board of Directors, shareholders of record at the close of business on April 11, 2001 are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

         A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE, OR ELECTRONICALLY THROUGH THE INTERNET, BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD.

         IF YOUR SHARES ARE HELD IN "STREET NAME," PLEASE CHECK YOUR PROXY CARD OR CONTACT YOUR BROKER OR NOMINEE TO DETERMINE WHETHER YOU WILL BE ABLE TO VOTE BY TELEPHONE OR ELECTRONICALLY.

                                        By Order of the Board of Directors

                                        Raven Industries, Inc.


                                        Thomas Iacarella
                                        Secretary

Approximate date of mailing of proxy material:
April 20, 2001

                                 PROXY STATEMENT
                                       of
                             RAVEN INDUSTRIES, INC.
                                205 E. 6th Street
                                  P.O. Box 5107
                      Sioux Falls, South Dakota 57117-5107

                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 23, 2001

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Raven Industries, Inc. (the "Company" or "Raven") to be used at the Annual Meeting (the "Meeting") of Shareholders of the Company, which is to be held on Wednesday, May 23, 2001 at 9:00 a.m. (C.D.T.) at the Ramkota Inn, Highway 38 and I-29, Sioux Falls, South Dakota, or at any adjournments or postponements thereof. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to shareholders was April 20, 2001. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting or by such shareholder giving a valid proxy bearing a later date. Presence at the meeting by a shareholder who has signed a proxy does not alone revoke the proxy. Only shareholders of record at the close of business on April 11, 2001 (the "Record Date") will be entitled to vote at the Meeting or any adjournments or postponements thereof.

VOTING SECURITIES AND PROXIES

         The Company has outstanding only one class of voting securities, Common Stock, $1.00 par value, of which 3,127,932 shares were outstanding as of the close of business on the Record Date. Shareholders representing a majority of the shares of Common Stock outstanding and entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the Meeting. Each shareholder has cumulative voting rights in the election of directors and is, therefore, entitled to (i) give one nominee a number of votes equal to the number of directors to be elected (which is seven) multiplied by the number of votes to which such shareholder is entitled, or (ii) distribute the same number of votes among as many nominees as the shareholder deems advisable. Where cumulative voting is exercised, there shall be deemed elected the candidates receiving the most votes for the places to be filled by such election. If cumulative voting is exercised, shares of a shareholder who either abstains, votes to withhold authority to vote for the nominees named below or who does not otherwise vote in person or by proxy (including broker-nominees) will not be counted for the election of directors. If no shareholder exercises its right to cumulate votes, then directors will be elected by the affirmative vote of a majority of shares of Common Stock represented at the meeting and eligible to vote. For this purpose, a shareholder who abstains with respect to the election of a director is considered to be present and entitled to vote on the election of a director at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of a director shall not be considered present and entitled to vote on the election of a director.

         Discretionary authority to cumulate votes is being solicited by the Board of Directors. Unless otherwise directed by a shareholder, the proxies named in the accompanying proxy card may elect to cumulate votes cast pursuant to a proxy by casting all such votes for one nominee or by distributing such votes among as many nominees as they deem desirable. If a shareholder desires to restrict the proxies named in the accompanying proxy card in casting votes for certain nominees, the shareholder should give such direction on the proxy card. On all matters other than the election of directors, each share of Common Stock is entitled to one vote.

OWNERSHIP OF COMMON STOCK

         The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person known by the Company to be the owner, of record or beneficially, of more than 5% of the Company's outstanding Common Stock, (ii) each of the executive officers, directors and nominees for election to the Company's Board of Directors, and (iii) all executive officers and directors as a group.

NAME                                        SHARES
OF BENEFICIAL                               BENEFICIALLY       PERCENT OF
OWNER                                       OWNED              CLASS
-----                                       -----              -----

Anthony W. Bour                               7,279                 *

David A. Christensen                        216,721(1)            6.9

Gary L. Conradi                              42,304(2)            1.4

Thomas S. Everist                               500                 *

Mark E. Griffin                              33,664(3)            1.1

Conrad J. Hoigaard                           74,043               2.4

Thomas Iacarella                             10,375(4)              *

Kevin T. Kirby                               51,800               1.7

Ronald M. Moquist                           123,480(5)            3.9

Dimensional Fund Advisors Inc.              302,100(6)            9.7
1299 Ocean Avenue
Santa Monica, CA 90401

T. Rowe Price Associates, Inc.              398,500(7)           12.7
100 E. Pratt Street
Baltimore, MD 21202

All executive officers, directors &
nominees as a group (9 persons)             560,166(8)           17.9

--------------------------------------
* Less than 1%

         (1) Includes 31,250 shares that may be purchased within 60 days by exercise of outstanding options. Also includes 42,022 shares owned by his wife, as to which he disclaims beneficial ownership.

         (2) Includes 9,250 shares that may be purchased within 60 days by exercise of outstanding options. Also includes 100 shares held by spouse.

         (3) Includes 28,333 shares held by John E. Griffin Trust of which Mark
E. Griffin is co-trustee and 1,359 shares held as custodian for a minor child.

         (4) Includes 4,875 shares that may be purchased within 60 days by exercise of outstanding options.

         (5) Includes 16,875 shares that may be purchased within 60 days by exercise of outstanding options. Also includes 21,000 shares held by spouse.

         (6) Data obtained from shareholder's most recent Schedule 13G filed with the Securities & Exchange Commission ("SEC") on February 2, 2001.

         (7) Data obtained from shareholder's most recent Schedule 13G filed with the SEC on February 14, 2001. The shareholder stated in that filing that:
"These securities are owned by various individual and institutional investors, including T. Rowe Price Small Capital Value Fund, Inc. (which owns 350,000 shares,....), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities."

         (8) Includes 62,250 shares that may be purchased within 60 days by exercise of outstanding options. Also includes 63,122 shares held by spouses of officers and directors, as to which beneficial ownership is disclaimed.

ELECTION OF DIRECTORS
PROPOSAL NO. 1

         Seven directors are to be elected at the Meeting, each director to hold the office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the nominees listed below are now serving as directors and all of the nominees have consented, if elected, to serve as directors. The Board of Directors has nominated the following persons for election as directors:

                            PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
                            PAST FIVE YEARS AND DIRECTORSHIPS           DIRECTOR
NAME OF NOMINEE (AGE)       IN PUBLIC COMPANIES                         SINCE
---------------------       ----------------------------------------    --------
Anthony W. Bour (63)        President & Chief Executive Officer of        1995
                            Showplace Wood Products, Harrisburg, SD.
                            Broker Associate Commercial Real Estate,
                            Hegg Companies, Sioux Falls, SD. Former
                            President, Starmark, Inc., Sioux Falls,
                            SD. Director, U.S. Bank of South Dakota.

David A. Christensen (66)   Former President & Chief Executive Officer    1971
                            of the Company from April 1971 to July
                            2000. Director of Xcel Energy, Inc.,
                            Minneapolis, MN, Medcomp Software, Inc.,
                            Colorado Springs, CO, and Wells Fargo &
                            Co., San Francisco, CA, the latter of
                            which provides borrowings to the Company, the terms of which management considers competitive with other sources generally available to the Company. The largest amount of such borrowings outstanding during the year ended January 31, 2001, was $6,500,000 of which $3,000,000 remained outstanding at January 31, 2001.

Thomas S. Everist (51)      President & Chief Executive Officer of        1996
                            L.G. Everist, Inc., Sioux Falls, SD, since
                            1987. Director of MDU Resources, Bismarck,
                            ND, Director of Standard Ready Mix, Inc.,
                            Sioux City, IA, Director of Spencer
                            Quarries, Inc., Spencer, SD.

Mark E. Griffin (50)        President and Chief Executive Officer of      1987
                            Lewis Drugs, Inc., Sioux Falls, SD, since
                            1986, where he previously served as
                            Executive Vice President. President & CEO of Griffson Realty Company, Fredin Assoc.
                            & G.E.F. Assoc., Sioux Falls, SD.

Conrad J. Hoigaard (64)     Chairman of the Board of the Company.         1976
                            President and Chairman of the Board of
                            Hoigaard's Inc. (a retail business),
                            Minneapolis, MN since 1972.

Kevin T. Kirby (46)         President of Kirby Investment Corp., Sioux    1989
                            Falls, SD, since 1992. Director of H.F.
                            Financial Corp. & Home Federal Savings
                            Bank, Sioux Falls, SD. Executive Vice
                            President and Treasurer of Western Surety
                            Company, 1979-1992.

Ronald M. Moquist (55)      President & Chief Executive Officer of the    1999
                            Company since August 2000. Executive Vice
                            President, Raven Industries, Inc.,
                            1985-August 2000, Vice President, Raven
                            Industries, 1979-1985, encompassing both corporate and divisional management positions. Joined Raven Industries in 1975 as Sales and Marketing Manager.

All shares represented by proxies will be voted FOR the election of the foregoing nominees; provided, however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgement of the persons named in the proxies.

         The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of common stock of the Company present and entitled to vote for the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for the election of directors. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

         All shares represented by proxies will be voted FOR all the previously named nominees unless a contrary choice is specified.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

BOARD OF DIRECTORS AND COMMITTEES

         DIRECTOR COMPENSATION. The Board of Directors held five meetings during the last fiscal year. The Company has an Audit Committee and a Personnel & Compensation Committee. Directors who are not full-time employees of the Company are paid an annual retainer fee of $7,200, a fee of $1,200 per meeting (other than telephonic meetings) and $600 per telephonic meeting. Committee members will receive $600 per meeting attended. The Chairman of the Board receives compensation at the rate of $1,000 per month in addition to the annual retainer fee of $7,200.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON COMPENSATION DECISIONS. The Personnel & Compensation Committee ("Compensation Committee"), which consists of Messrs. Hoigaard, Griffin & Christensen, had two meetings during the fiscal year ended January 31, 2001. The Compensation Committee reviewed the Company's remuneration policies and practices, and made recommendations to the Board in connection with all compensation matters affecting the Company.

         Mr. Christensen is the former President and Chief Executive Officer of the Company and joined the Compensation Committee after his retirement. He abstained from any matter coming before the Compensation Committee where there was a conflict of interest. No other member of the Compensation Committee of the Board of Directors was an officer, former officer or associate of the Company or its subsidiaries during fiscal 2001. No executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity in which one of whose executive officers served on the Company's Compensation Committee or Board of Directors during fiscal 2001.

         AUDIT COMMITTEE. The Company's Audit Committee, which consisted of Messrs. Kirby, Everist and Bour, had two meetings during the fiscal year ended January 31, 2001. The Audit Committee recommended to the full Board the engagement of independent accountants, reviewed the audit plan and results of the audit engagement, reviewed the independence of the auditors, and reviewed the independent auditors assessment of the adequacy of the Company's system of internal accounting controls.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. Effective December 1, 2000, the company sold all of the property owned at its Beresford, South Dakota operations to New Century Land, LLC for approximately $200,000. Tony W. Bour and Thomas S. Everist, members of the company's Board of Directors, are members of New Century Land, LLC. New Century Land, LLC intends to lease the facilities to Showplace Wood Products, Inc. Mr. Bour is a principal shareholder and Mr. Everist is a shareholder of Showplace Wood Products, Inc. The purchase price was determined by negotiation among the parties and was approved by a unanimous vote of disinterested members of the Board of Directors. The Company believes that this related party transaction was provided on terms no less favorable to it than could have been obtained from unrelated firms or third parties.

EXECUTIVE COMPENSATION

         The following table ("Summary Compensation Table") sets forth the cash and non-cash compensation earned for each of the last three fiscal years by the President and Chief Executive Officer, the former President & Chief Executive Officer of the Company and each of the two executive officers of the Company:

                      SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------

                                                                                    Long-Term
                                              ANNUAL COMPENSATION                   Compensation
                                              -------------------                   Awards
                                                                                    Securities
                                                                                    Underlying      All Other
Name & Principal                                                Other Annual (1)    Options (#)     Compensation(2)
Position                   Year      Salary ($)    Bonus ($)    Compensation ($)    Awards          ($)
-------------------------------------------------------------------------------------------------------------------
Ronald M. Moquist(3)       2001       225,000       37,121           25,091            28,000           6,563
  President & Chief        2000       175,300                        19,369             5,000           5,757
  Executive Officer        1999       170,300       17,030           70,158             5,000           5,261

Gary L. Conradi            2001       115,600       15,347           29,567             2,800           3,633
  Vice President           2000       105,600        6,336           28,025             3,000           3,345
  Administrative           1999       102,500        6,150           47,528             3,000           3,261
  Services

Thomas Iacarella           2001       120,000       20,045           20,748             3,500           3,787
  Vice President &         2000       105,000        7,476           19,839             3,000           3,364
  Chief Financial          1999        94,500        7,565           29,362             3,000           3,038
  Officer

David A. Christensen(3)    2001       348,800      156,836          128,316                            10,464
  Former President         2000       348,800       70,542          106,447                            11,433
  & Chief Executive        1999       338,600       40,632          188,025            10,000          11,425
  Officer

(1)      Other Annual Compensation - ($)

                                                               2001          2000          1999
                                                               ----          ----          ----
         Ronald M. Moquist
         -----------------
         Tax reimbursement on stock based compensation                                    52,500
         Life insurance premiums                               10,582        6,995         6,995
         Other taxable fringe benefits                          5,748        5,120         4,050
         Tax reimbursement on taxable fringe benefits           8,761        7,254         6,613
                                                                -----        -----         -----
                                                               25,091       19,369        70,158
                                                               ======       ======        ======


         Gary L. Conradi
         ---------------
         Tax reimbursement on stock based compensation                                    21,000
         Life insurance premiums                                8,200        8,200         8,200
         Other taxable fringe benefits                         12,488       10,731         9,720
         Tax reimbursement on taxable fringe benefits           8,879        9,094         8,608
                                                                -----        -----         -----
                                                               29,567       28,025        47,528
                                                               ======       ======        ======


         Thomas Iacarella
         ----------------
         Tax reimbursement on stock based compensation                                    10,500
         Life insurance premiums                                4,130        4,130         4,130
         Other taxable fringe benefits                         10,285        9,271         8,705
         Tax reimbursement on taxable fringe benefits           6,333        6,438         6,027
                                                                -----        -----         -----
                                                               20,748       19,839        29,362
                                                               ======       ======        ======


         David A. Christensen
         --------------------
         Tax reimbursement on stock based compensation         29,247       24,526       105,000
         Life insurance premiums                               21,642       21,642        21,642
         Company provided auto                                 11,357       16,429        15,848
         Other taxable fringe benefits                         11,286        9,446        11,453
         Tax reimbursement on taxable fringe benefits          54,784       34,404        34,082
                                                               ------       ------        ------
                                                              128,316      106,447       188,025
                                                              =======      =======       =======


(2) Represents the Company's contribution related to the individual's participation in the Company's Profit Sharing and 401(k) Plan.

(3) Mr. Moquist was named President and Chief Executive Officer on August 1, 2000, succeeding Mr. Christensen after his retirement.

            STOCK OPTIONS GRANTED FISCAL YEAR ENDED JANUARY 31, 2001

         The following table sets forth the information regarding the stock options that were granted during fiscal 2001 to the executive officers named in the Summary Compensation Table and the potential realizable value of such options if the value of the Company's Common Stock appreciated during the term of such option at assumed rates of growth:

                                                                                          Potential realizable value at
                                         % of Total                                       assumed rates of stock price
                                         Options                                         appreciation for option term(3)
                                         Granted to                                      -------------------------------
                          Options        Employees     Exercise price     Expiration
Name                      Granted(#)(1)  in FY         ($/sh)             Date                 5%($)            10%($)
------------------------------------------------------------------------------------------------------------------------
Ronald M. Moquist             28,000(2)      53.9           16.00         11-14-05            123,774          273,508
Gary L. Conradi                2,800          5.4           16.00         11-14-05             12,377           27,351
Thomas Iacarella               3,500          6.7           16.00         11-14-05             15,472           34,189
David A. Christensen               0          N/A             N/A              N/A                N/A              N/A

         (1) All options granted expire after five years and may be exercised at the rate of 25% per year after one year from the date of grant. Upon a change in control, vesting of options is accelerated. The option price may be paid in cash or by the delivery of shares of the Company's common stock, held by the option holder for at least six months, valued at the market price on the date of the option exercise. Option grants of less than $100,000, as defined by the Internal Revenue Code of 1986, were incentive stock options and no income tax is payable by the executives unless shares are sold. The remaining options are considered to be non-qualified. In connection with the exercise of non-qualified stock options issued prior to fiscal 2000, the Company pays a reimbursement cash bonus of 35% of the exercise price of the option to assist in payment of income taxes payable by the employee as a result of the option exercise. The plan also allows for the payment of withholding taxes on the exercise of non-qualified stock options through the surrender of shares of the Company's common stock at market value.

         (2) Includes options to purchase 20,000 shares granted to Mr. Moquist upon his promotion to President and Chief Executive Officer. These options expire on 8-1-05.

         (3) Amounts for the executives shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE

         The following table shows the stock options that were exercised during fiscal 2001 by the executive officers named in the Summary Compensation Table, the value realized by them as a result of exercising options, the number of unexercised options at the end of fiscal 2001 and the value of unexercised in-the-money options at the end of fiscal 2001.

                                                          NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                                            OPTIONS AT FY END           MONEY OPTIONS AT FY END
                                                      ------------------------------------------------------------
                       SHARES
                       ACQUIRED ON     VALUE
NAME                   EXERCISE (#)    REALIZED ($)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------
Ronald M. Moquist               0               0         16,875         36,125           10,938         83,938
Gary L. Conradi                 0               0          9,250          7,550            6,563         18,863
Thomas Iacarella                0               0          4,875          7,625            6,563         20,438
David A. Christensen            0               0         31,250          8,750           11,875         11,875

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

         Each of Messrs. Moquist, Conradi, Iacarella and Christensen (the "Executives") has entered into an employment agreement with the Company (collectively, the "Employment Agreements"). These Employment Agreements can be terminated by the Company or the Executive upon 30 days notice. The Employment Agreements provide that the Executives are entitled to participate in all employee benefit plans and fringe benefit programs maintained by the Company for its executive officers. In the event of death or other termination of employment without "cause" (as defined in the Employment Agreements) during the term of the Employment Agreements, each Executive who has reached specified retirement criteria is entitled to continuation of certain benefits. These benefits will be "grossed-up" to cover anticipated income taxes payable by the Executive on the benefits.

         Each Executive has also entered into a Change in Control Agreement with the Company (collectively, the "Control Agreements"). The Control Agreements contain provisions designed to encourage the Executives to carry out their employment duties in the event of a change of control (as defined below). Such provisions state that, if the Executive's employment is terminated by the Company or the Executive within two years after the change in control, the Executive will receive a severance payment in an amount of twice his annual salary and incentive payment, and certain other benefits. These payments will be "grossed-up" to cover anticipated income and excise taxes.

         A "change in control" is deemed to occur when and if (i) any person becomes the "beneficial owner" of at least 30% of the Company's stock or (ii) a majority of the Board of Directors become individuals other than "Incumbent Members" (as defined in the Control Agreements).

STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholder return on the Company's Common Stock over the last five years with the total return of the Russell 2000 and the S&P group of diversified manufacturers.

Total Return on $100 Investment Assuming Reinvestment of Dividends


                               TOTAL RETURN INDEX

                               [PLOT POINTS CHART]


For the past five fiscal years ended January 31st.

   COMPANY NAME              JAN-96   JAN-97   JAN-98   JAN-99   JAN-00   JAN-01
   ------------              ------   ------   ------   ------   ------   ------

RAVEN INDUSTRIES INC         100.00   119.80   123.39    90.30    84.73   112.99

MANUFACTURING (DIVERS)-500   100.00   132.37   155.37   183.97   214.17   271.89

RUSSELL 2000                 100.00   118.95   140.45   140.98   166.22   172.37



BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation of the Company's executives have been made by the Personnel & Compensation Committee of the Board of Directors ("Compensation Committee" or "Committee"). Each member of the Compensation Committee is a non-employee director. All decisions by this Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to rules designed to enhance disclosure of Companies' policies toward executive compensation, set forth is a report prepared by the

Compensation Committee addressing the Company's compensation policies for the fiscal year ended January 31, 2001, as they affected the Company's executive officers.

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Committee has retained the services of an independent compensation consultant for the purpose of reviewing compensation policies and making recommendations to the Committee.

         The Committee compared the entire compensation program with companies of comparable size in similar industries. Although the Company's program fell within the low to medium range for each individual executive, the Committee believes that the Company's compensation program is sufficiently competitive to retain competent personnel. Comparisons were made with companies which are not necessarily included in the performance graph. The graph is based on broad industry averages while the compensation program was compared to a relatively limited number of specific companies to which the Company relates in size or industry type.

         There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

         *  Base salary compensation
         *  Annual incentive compensation
         *  Stock options

         Base salary compensation, while largely subjective, is determined by the potential impact the individual has on the Company, the skills and experience required by the job, and the performance and potential of the incumbent in the job.

         The Company has a policy of granting incentive bonuses to its executive officers, which are based on the Company achieving certain net income and expense targets during a fiscal year. The net income targets are generally established as a range, such that no incentive bonus is paid until the Company has achieved at least the bottom of the target range and the maximum bonus paid if the Company achieved the high end of the target range would, in the case of Mr. Moquist, be 40% of his base salary. Mr. Moquist is also entitled to bonus compensation of up to 10% of his base salary if the Company meets certain expense control targets.

         Other executives under the plan could have earned from 34% to 48% of base salary based on the same criteria as Mr. Moquist for net income. They also had other specific incentives for achieving individual goals set by the Committee which allowed incentive payments ranging from 6% to 12% of base salary.

         The Committee has not made any adjustment to predetermined formulas, other than to eliminate the impact of the sale of the Company's plastic tank business and other business repositioning activity, nor has it made any provision for discretionary adjustment or awards of compensation. The criteria and basis for incentive compensation described above is similar to that used in each of the three years for which executive compensation is disclosed.

         Awards of stock options under the Stock Option Plan are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The Stock Option Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Compensation Committee. Awards of options are generally granted on the same criteria as base salaries are determined.

         Based on recommendations of the Compensation Committee, the Board of Directors in fiscal 2001 granted stock options to officers and key employees. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is primarily determined by each individual executive and not by the Compensation Committee.

         The annual base cash compensation of Mr. Moquist was $250,000 effective August 1, 2000, reflecting his promotion to President & Chief Executive Officer. This amount represents a 42.6% increase over his salary in fiscal 2000. Mr. Moquist is not scheduled to receive another annual salary adjustment before February 1, 2002. Mr. Moquist received a $37,121 incentive based on achieving the net income and expense control targets described above. No subjective factors are used in determining annual incentive payments for Mr. Moquist or the other executives. Mr. Moquist was granted 8,000 stock options as part of the Committee's annual stock option grant recommendation. He also received a one-time option to purchase 20,000 shares of Company stock upon his promotion to President and Chief Executive Officer which expires on August 1, 2005. The option price set for this one-time grant was the higher of the closing stock price on July 31, 2000, or $16.00.

         The company's former President and Chief Executive Officer, Mr. Christensen, retired on July 31, 2000. As he continued to consult with Mr. Moquist on transition and other corporate matters, his salary and bonus plans were continued until January 31, 2001 and he will continue to receive benefits as a retired officer of the company. He was awarded 2,625 shares of common stock in lieu of a stock option grant. Mr. Christensen was added to the Personnel and Compensation Committee after his retirement but has abstained from matters where there was a conflict of interest.

         Submitted by the Compensation Committee of the Company's Board of
Directors:

         Conrad J. Hoigaard       David A. Christensen       Mark E. Griffin


INDEPENDENT PUBLIC ACCOUNTANTS

         INDEPENDENT AUDITORS. The Board of Directors selected the firm of PricewaterhouseCoopers LLP as auditors to the Company for the year ended January 31, 2001. PricewaterhouseCoopers LLP, independent certified public accountants, have audited the Company's financial statements for the past 40 years.

         AUDIT FEES. The aggregate fees and expenses of PricewaterhouseCoopers LLP for professional services provided for (i) the audit of the consolidated financial statements for the fiscal year ended January 31, 2001 incorporated by reference in the Company's Annual Report on Form 10-K and (ii) the reviews of the interim consolidated financial information included in the Company's Quarterly Reports on Form 10-Q were $109,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. PricewaterhouseCoopers LLP did not render any professional services related to financial information systems design and implementation for the most recent fiscal year.

         ALL OTHER FEES. The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for all other services provided to the Company for the year ended January 31, 2001 were $41,000. These include primarily fees and expenses related to services in connection with business divestitures and certain tax work.

         The Audit Committee has considered whether the provisions of the services covered by the two immediately preceding paragraphs is compatible with maintaining the independence of PricewaterhouseCoopers LLP and has determined that such services did not impair their independence.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of Raven Industries, Inc. is composed of three independent directors and operates under a written charter. A copy of this charter is included as Exhibit A of this Proxy Statement. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants. The Company's Board of Directors has determined that the members of the Audit Committee are "independent" as that term is defined by the Nasdaq Stock Market.

         Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company's independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing their report. The Audit Committee is responsible to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         The Audit Committee has also reviewed the services provided by the independent auditors (as disclosed under the caption "Independent Public Accountants") when considering their independence.

         Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended January 31, 2001 filed with the Securities and Exchange Commission.

         Submitted by the Audit Committee of the Company's Board of Directors:

         Kevin T. Kirby       Tony W. Bour       Thomas S. Everist

PROPOSALS OF SHAREHOLDERS

         Any shareholder who desires to submit a proposal for action by the shareholders at the next annual meeting must submit such proposal in writing to Ronald M. Moquist, President & CEO, Raven Industries, Inc., P.O. Box 5107, Sioux Falls, South Dakota 57117-5107, by December 21, 2001. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

         On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as progmulgated under the Securities and Exchange Act of 1934. The amendment to 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's fiscal 2002 Annual Meeting of shareholders, if the Company is not provided notice of a shareholder proposal which the shareholder has not previously sought to include in the Company's proxy statement by December 21, 2001, the management proxies will be allowed to use their discretionary authority as outlined above.

OTHER MATTERS

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during the year ended January 31, 2001 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

         SOLICITATION. The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone, by telegram or by special letter.

         The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

                                       By Order of the Board of Directors


                                       Raven Industries, Inc.
                                       Thomas Iacarella, Secretary

                                    EXHIBIT A

                             RAVEN INDUSTRIES, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by over viewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee shall be comprised of not less that three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the Nasdaq Stock Market.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

* The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K and review and consider with the outside auditors the matters required to be discussed by Statements of Auditing Standards ('SAS') No. 61, as amended.

* As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61, as amended, this review will occur prior to the Company's filing of the Form 10-Q.

* The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

*        The Committee shall:

         * request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No.1.

         * discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

         * recommend that the Board take appropriate action to oversee the independence of the outside auditor.

* The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

                                     [LOGO]
                             RAVEN INDUSTRIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                            WEDNESDAY, MAY 23, 2001
                                    9:00 A.M.

                                   RAMKOTA INN
                                  38E AND I-29
                             SIOUX FALLS, SD 57104




--------------------------------------------------------------------------------

   [LOGO] RAVEN INDUSTRIES, INC.
          BOX 5107, SIOUX FALLS, SD 57117-5107                            PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side of this form.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy, you hereby appoint Conrad J. Hoigaard and Ronald M. Moquist, or either of them, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of RAVEN INDUSTRIES, INC. held by you on April 11, 2001, at the ANNUAL MEETING OF SHAREHOLDERS to be held on May 23, 2001 and at any adjournments or postponements thereof.

NOTE: The proxies named above may choose to exercise cumulative voting in the manner described in the accompanying Proxy Statement.











                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                        COMPANY #
                                                        CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK --- EASY --- IMMEDIATE
o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 22, 2001.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/ravn/ -- QUICK --- EASY --- IMMEDIATE
o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 22, 2001.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.


VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Raven Industries, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.



                       [ARROW] PLEASE DETACH HERE [ARROW]



             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of directors: 01 Anthony W. Bour            05 Conrad J. Hoigaard      [ ] Vote FOR all          [ ] Vote WITHHELD
                          02 David A. Christensen       06 Kevin T. Kirby              nominees (Except          from all nominees
                          03 Thomas S. Everist          07 Ronald M. Moquist           as indicated below)
                          04 Mark E. Griffin
                                                                              ________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,      |                                |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)     |________________________________|

2. Upon such other business as may properly come before the meeting.

NOTE: The proxies named above may choose to exercise cumulative voting in the manner described in the accompanying Proxy Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]   Indicate changes below:     Date
                                                                ----------------

                                                         ________________________________
                                                        |                                |
                                                        |                                |
                                                        |________________________________|
                                                        Signature(s) in Box
                                                        Please sign exactly as your name(s)
                                                        appears on Proxy. If held in joint
                                                        tenancy, all persons must sign.
                                                        Trustees, administrators, etc.,
                                                        should include title and authority.
                                                        Corporations should provide full
                                                        name of corporation and title of
                                                        authorized officer signing the
                                                        proxy.